CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated September 2, 2004 relating to the consolidated financial statements of Technoprises Ltd. which appears in such Registration Statement. Our report contains an explanatory paragraph regarding the company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement

Ziv Haft
Certified Public Accountants (Isr.)
BDO member firm

Tel-Aviv,
September 8, 2004

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated June 29, 2004 relating to the financial statements of Araneo Ltd. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement

Ziv Haft
Certified Public Accountants (Isr.)
BDO member firm

Tel-Aviv,
September 8, 2004